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                                                               EXHIBIT 23b (CEC)




                               CONSENT OF COUNSEL
                               ------------------
                                      FOR
                                      ---
                          CENTERIOR ENERGY CORPORATION
                          ----------------------------




The statements as to matters of law and legal conclusions under the headings "General Regulation", "Environmental Regulation" and "Electric Rates" in Item
1. and "Title to Property" in Item 2. and "Legal Proceedings" in Item 3. of the Centerior Energy Corporation Annual Report on Form 10-K for the year ended December 31, 1994 have been prepared under my supervision and in my opinion such respective statements as to such matters are correct.

I hereby consent to the use of my name in connection with the statements prepared under my supervision as stated in the preceding paragraph and to the incorporation by reference of those statements into the respective Prospectuses now and hereafter constituting parts of the Registration Statements previously filed by Centerior Energy Corporation under File Nos. 33-4788, 33-9736, 33-47231 and 33-49957 and to the reference to me under the heading "Experts" in such Prospectuses.




                             TERRENCE G. LINNERT
                             -------------------
                             Terrence G. Linnert
                             Vice President - Legal & Governmental Affairs and General Counsel of Centerior Service Company





March 20, 1995